UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Southwestern Energy Company

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1234567890 MR ANDREW SAMPLE 1234 AMERICA DRIVE ANYWHERE, IL 60661 IMPORTANT ANNUAL MEETING INFORMATION — YOUR VOTE COUNTS! Annual Meeting Notice 123456 C0123456789 Under new Securities and Exchange Commission rules, the proxy materials that you receive by mail for the annual meeting are now available on the Internet. When you go online, you can view the proxy materials or cast your vote. The items to be voted on and location of the annual meeting are shown on the reverse side. Your vote is important! Important Notice Regarding the Availability of Proxy Materials for the Southwestern Energy Annual Meeting of Stockholders to be Held on Tuesday, May 6, 2008 This communication presents only an overview of the more complete proxy materials that have been sent to you and that are also available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders have been sent to you and are also available at www.envisionreports.com/swn. www.envisionreports.com/swn Easy Online Access — A Convenient Way to View Proxy Materials and Vote! When you go online to view materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/swn to view the proxy statement, which contains details of the proposals to be voted on, and the annual report. Step 2: Click the Vote Section. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and Vote.

Annual Meeting Notice Southwestern Energy’s Annual Meeting will be held at The Wyndham Greenspoint Hotel, 12400 Greenspoint Drive,Houston, TX 77060, on Tuesday, May 6, 2008, at 11:00 am. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR the following proposals: Election of 6 Directors. The ratification of the appointment of PricewaterhouseCooprs LLP (“PwC”) to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008. To transact such other business as may properly come before the meeting or any adjournment or adjourments thereof.